SUB-ITEM 77Q3

DUE TO THE RESTRICTIONS IN THE FORMAT OF FORM N-SAR TO ALLOW REPORTING OF INFORMATION FOR MULTIPLE CLASSES OF SHARES, THIS EXHIBIT PROVIDES CLASS LEVEL INFORMATION FOR ITEMS 72DD, 73A, 74U AND 74V.


FOR PERIOD ENDING: 6/30/2007
FILE NUMBER 811- 1540
SERIES NO.: 32


72DD  1 Total income dividends for which record date passed during the period.
        (000's Omitted)
        Class A                                          $ 8,417
      2 Dividends for a second class of open-end company shares (000's Omitted)
        Class B                                          $ 2,331
        Class C                                          $ 1,124
        Class R                                          $    72
        Investor Class                                   $ 3,086
        Institutional Class                              $     5

73A.    Payments per share outstanding during the entire current period:
        (form nnn.nnnn)
      1 Dividends from net investment income
        Class A                                        $000.1506
      2 Dividends for a second class of open-end company shares (form nnn.nnnn)
        Class B                                        $000.0990
        Class C                                        $000.0991
        Class R                                        $000.1333
        Investor Class                                 $000.1506
        Institutional Class                            $000.1800

74U.  1 Number of shares outstanding (000's omitted)
        Class A                                           55,045
      2 Number of shares outstanding of a second class of open-end company shares (000's omitted)
        Class B                                           21,923
        Class C                                           11,009
        Class R                                              551
        Investor Class                                    19,442
        Institutional Class                                   28

74V.  1  Net asset value per share (to nearest cent)
        Class A                                           $13.89
      2 Net asset value per share of a second class of open-end company shares
        (to nearest cent)
        Class B                                           $13.86
        Class C                                           $13.87
        Class R                                           $13.88
        Investor Class                                    $13.89
        Institutional Class                               $13.87